Exhibit 99.1

CONTACT:

Adam Chibib

512-681-8000

investors@tippingpoint.com

TippingPoint Reports Results for Third Quarter, Fiscal Year 2005

Achieves 44% Revenue Growth Over Previous Quarter

AUSTIN, Texas – November 18, 2004 – TippingPoint Technologies, Inc. (NASDAQ: TPTI) today reported financial results for its third quarter ended October 31, 2004.

TippingPoint reports revenues of $9.7 million for the three months ended October 31, 2004, an increase of 44% from $6.7 million in the previous quarter ended July 31, 2004.

Net loss for the quarter was $1.8 million, or $0.24 per share, compared with $3.1 million a year ago and $3.2 million for the previous quarter. Included in the net loss were $747,000, $221,000 and $727,000 of stock-based compensation for the three-month periods ended October 31, 2004, October 31, 2003 and July 31, 2004, respectively.

The Company generated $1.5 million in net cash from continuing operations for the third quarter. Cash and cash equivalents, investments and certificates of deposit totaled $29.6 million as of October 31, 2004, an increase of $1.7 million from the previous fiscal quarter.

Guidance

Below are estimates of certain financial data for the company’s fourth quarter ending January 31, 2005. Although TippingPoint believes the expectations reflected in this forward-looking information are reasonable, such expectations are based upon assumptions and anticipated results that are subject to numerous uncertainties. Please see the discussion regarding forward-looking statements at the end of this press release.

Based on TippingPoint’s performance and the current market conditions, TippingPoint expects revenues of $11.8 to $12.4 million for the fourth quarter. The net loss per share for the fourth quarter is expected to be $0.19 to $0.13.

Earnings Call

Today, TippingPoint Technologies, Inc. (Nasdaq: TPTI - News) will host a conference at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss its financial results for the third quarter ended October 31, 2004. The conference call may be accessed at 800-867-4593 (conference id # EARNINGS). The conference call is also being webcast live by First Call Events and may be accessed through the Investor Relations section of TippingPoint’s Web site at http://www.tippingpoint.com/investors.html. For those unable to listen to the live call, a replay will be available on the Investor Relations section of TippingPoint’s Web site through December 18, 2004.

About TippingPoint Technologies

TippingPoint is the leading provider of network-based intrusion prevention systems that deliver in-depth Application Protection, Infrastructure Protection, and Performance Protection for corporate enterprises, government agencies, service providers and academic institutions. Our innovative approach offers customers unmatched network-based security with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas, and can be contacted through its Web site at http://www.tippingpoint.com or by telephone at 1-88UNITYONE.

TippingPoint Technologies, the TippingPoint logo, UnityOne, the UnityOne logo and Digital Vaccine are registered trademarks of TippingPoint.

Forward-looking Statements

This press release contains various forward-looking statements and information that are based on TippingPoint’s belief, as well as assumptions made by and information currently available to TippingPoint. When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding TippingPoint’s plans and objectives for future operations, are intended to identify forward-looking statements. Although TippingPoint believes that such expectations reflected in such forward-looking statements are reasonable, TippingPoint cannot give assurances that such expectations will prove to be correct. These forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The key factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: TippingPoint’s limited operating history in the network security industry; the level of demand for TippingPoint’s products; the volume and timing of orders for TippingPoint’s products; product and price competition; the availability of component parts of TippingPoint’s products; reliance on third party manufacturers to produce TippingPoint products; reliance on distribution channels through which TippingPoint products are sold; long sales and implementation cycles for TippingPoint products; TippingPoint’s ability to retain and attract key personnel; TippingPoint’s ability to develop or introduce new products or product enhancements; reliance on certain licensed third party technology to produce TippingPoint products; TippingPoint’s ability to protect its intellectual property and to avoid costly litigation relating to its intellectual property; TippingPoint’s ability to predict its manufacturing requirements accurately; downturns in the network security and related markets; undetected product errors or defects; public perception of TippingPoint’s products in the event of a security breach of one of its customer’s networks; and litigation relating to the failure of one of TippingPoint’s products. These and other risks and assumptions are described in TippingPoint’s reports that are available from the United States Securities and Exchange Commission. TippingPoint has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Tables to follow-

TIPPINGPOINT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Revenues	$9,651,732	$2,052,510	$20,264,064	$3,019,947
Cost of revenues	2,876,898	627,991	6,140,930	1,782,322

Gross margin	6,774,834	1,424,519	14,123,134	1,237,625

Operating expenses:
Research and development (1)	2,493,323	1,980,872	7,436,989	6,708,937
Sales and marketing (1)	4,605,850	1,730,200	11,893,177	5,183,673
General and administrative (1)	780,172	652,399	2,576,726	2,068,403
Amortization of employee deferred stock-based compensation	747,196	221,052	2,308,874	492,990

Total operating expenses	8,626,541	4,584,523	24,215,766	14,454,003

Operating loss	(1,851,707)	(3,160,004)	(10,092,632)	(13,216,378)

Interest income, net	91,188	57,476	264,472	230,962

Net loss	$(1,760,519)	$(3,102,528)	$(9,828,160)	$(12,985,416)

Per share data:
Net basic and diluted loss per common share	$(0.24)	$(0.57)	$(1.33)	$(2.44)
Weighted basic and diluted average common shares outstanding	7,425,435	5,429,651	7,408,939	5,322,462

(1) Amounts exclude amortization of employee deferred stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2004	2003	2004	2003
Research and development	$217,768	$96,973	$834,669	$180,053
Sales and marketing	350,106	114,497	894,292	226,716
General and administrative	179,322	9,582	579,913	86,221

TOTAL	$747,196	$221,052	$2,308,874	$492,990

TIPPINGPOINT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

ASSETS	October 31, 2004	January 31, 2004
Current assets:
Cash and cash equivalents	$28,237,264	$33,153,764
Certificate of deposit	1,359,703	—
Accounts receivable	7,111,663	1,822,213
Inventory	4,033,400	2,485,117
Prepaid expenses and other current assets	2,158,496	2,243,409

Total current assets	42,900,526	39,704,503

Property and equipment, net	2,119,266	2,221,837
Other	714,774	1,446,936

Total assets	$45,734,566	$43,373,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$767,423	$582,283
Trade accounts payable	2,717,922	2,031,785
Deferred revenue	5,190,310	811,969
Accrued liabilities	5,263,676	2,878,450

Total current liabilities	13,939,331	6,304,487

Long-term debt	751,110	420,583
Deferred revenue, long term	1,093,078	—

Other liabilities	167,550	216,730

Total liabilities	15,951,069	6,941,800

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 35,000,000 and 250,000,000 shares authorized, respectively; 7,467,855 and 7,335,933 shares issued and outstanding, respectively	74,679	73,359
Additional paid-in capital	350,308,646	347,950,650
Deferred stock-based compensation	(9,454,966)	(10,133,031)
Stockholder notes receivable	(510,000)	(652,800)
Accumulated deficit	(310,634,862)	(300,806,702)

Total stockholders’ equity	29,783,497	36,431,476

Total liabilities and stockholders’ equity	$45,734,566	$43,373,276